UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2026

Catheter Precision, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1670 Highway 160 West Suite 205 Fort Mill, SC	29708
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 691-2000

(Former name or former address, if changed since last report)
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VTAK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

Issuance of Series C-2 Convertible Preferred Stock

On April 21, 2026, Catheter Precision, Inc. (the “Company”) consummated the closing (the “Series C-2 Closing”) of its previously disclosed sale and issuance of an aggregate of 3,470 shares of the Company’s newly designated Series C-2 Convertible Preferred Stock, par value $0.0001 per share and stated value of $1,000 per share (the “Series C-2 Preferred Stock”), for aggregate gross proceeds of $3,470,000. The Series C-2 Preferred Stock was issued pursuant to (i) that certain Securities Purchase Agreement, dated February 6, 2026, by and among the Company and the purchasers signatory thereto, as previously disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 6, 2026 (the “February 8-K”), and (ii) that certain Securities Purchase Agreement, dated March 6, 2026, by and among the Company and the additional purchasers signatory thereto (the “March 6 SPA”), as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 6, 2026 (the “March 6 8-K”).

The Series C-2 Closing was subject to the satisfaction of customary closing conditions, including the receipt of stockholder approval (the “Stockholder Approval”) under Section 713 of the NYSE American LLC Company Guide of, among other things, the issuance of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), upon conversion of the Series C-2 Preferred Stock. The Stockholder Approval was obtained at a Special Meeting of Stockholders of the Company held on April 15, 2026, as reported in the Company’s Current Report on Form 8-K filed with the SEC on April 16, 2026.

The shares of Series C-2 Preferred Stock are convertible, at the option of a holder, into shares of Common Stock at an initial conversion price of $0.883 per share, subject to a floor price of $0.35 per share (which the Company may waive in its sole discretion) and customary anti-dilution adjustments for stock splits, stock dividends, recapitalizations and similar transactions. Conversion is also subject to a beneficial ownership limitation, initially set at 4.99% of the outstanding shares of Common Stock (which may be increased by a holder, on 61 days’ prior written notice to the Company, to a maximum of 9.99%). The other terms of the Series C-2 Preferred Stock are set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series C-2 Convertible Preferred Stock (the “Series C-2 Certificate of Designation”), which was filed by the Company with the Secretary of State of the State of Delaware on April 17, 2026. A copy of the Series C-2 Certificate of Designation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Issuance of Series D Convertible Preferred Stock

On April 20, 2026, in connection with the Company’s previously disclosed acquisition of Fly Flyte, Inc., a Delaware corporation (“Flyte”), the Company issued an aggregate of 11,028 shares of its newly designated Series D Convertible Preferred Stock, par value $0.0001 per share and stated value of $1,000 per share (the “Series D Preferred Stock”), as follows:

•
5,250 shares of Series D Preferred Stock to SEG Jets LLC (“SEG Jets”) as consideration for SEG Jets’ transfer to the Company of common stock of Flyte representing 19.98% of the issued and outstanding equity interests of Flyte, pursuant to that certain Securities Purchase Agreement, dated February 6, 2026, by and between the Company and SEG Jets, as previously disclosed in the February 8-K; and

•
5,778 shares of Series D Preferred Stock to Creatd, Inc. (“Creatd”) as partial consideration for Creatd’s transfer to the Company of the remaining 80.02% of the issued and outstanding equity interests of Flyte, pursuant to that certain Securities Purchase Agreement, dated March 9, 2026, by and between the Company and Creatd, as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 9, 2026.

The shares of Series D Preferred Stock are convertible, at the option of a holder, into shares of Common Stock at an initial conversion price of $1.1038 per share; provided, however, that following the date on which the Registration Statement (as defined in the Series D Certificate of Designation (defined below)) is first declared effective by the SEC (the “Effective Date”), the conversion price shall be reduced to equal the lower of (i) the conversion price in effect on the Trading Day immediately prior to the Effective Date and (ii) the Applicable Price (as defined in the Series D Certificate of Designation) on the Effective Date, in each case subject to a floor price of $0.35 per share (which the Company may waive in its sole discretion) and customary anti-dilution adjustments for stock splits, stock dividends, recapitalizations and similar transactions. Conversion is also subject to a beneficial ownership limitation, initially set at 4.99% of the outstanding shares of Common Stock (which may be increased by a holder, on 61 days’ prior written notice to the Company, to a maximum of 9.99%). The other terms of the Series D Preferred Stock are set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Series D Certificate of Designation” and, together with the Series C-2 Certificate of Designation, the “Certificates of Designation”), which was filed by the Company with the Secretary of State of the State of Delaware on April 17, 2026. A copy of the Series D Certificate of Designation is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Placement Agent

Dawson James Securities, Inc. (“Dawson James”) acted as placement agent for the Company in connection with the Series C-2 Closing. The Company paid Dawson James customary placement agent fees and expenses in connection therewith, as previously disclosed in the February 8-K and the March 6 8-K.

Use of Proceeds

The Company intends to use the net proceeds from the Series C-2 Closing for working capital and general corporate purposes.

Exemption from Registration

The Series C-2 Preferred Stock and the Series D Preferred Stock were issued, and any shares of Common Stock issuable upon conversion thereof will be issued, in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder, as transactions by an issuer not involving any public offering. The Company has concluded that the foregoing exemption is available based on the representations made by the purchasers, including that each purchaser is an “accredited investor” as defined in Rule 501 of Regulation D and acquired the securities for investment only and not with a view to, or for sale in connection with, any distribution thereof. The offerings did not involve any general solicitation or general advertising, and appropriate transfer restrictions and customary restrictive legends have been imposed on the securities.

The information set forth in this Item 3.02 is being provided in supplement to the disclosures previously made by the Company in the February 8-K, the March 6 8-K and the Company’s Current Report on Form 8-K filed with the SEC on March 9, 2026 (collectively, the “Prior 8-Ks”), and is qualified in its entirety by reference to the descriptions of the foregoing transactions and the related transaction documents in the Prior 8-Ks.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference. Each series of Preferred Stock (as defined in the applicable Certificate of Designation), upon issuance, ranks senior to the Common Stock with respect to dividends and distributions on liquidation, dissolution or winding-up of the Company, and conversion of the Series C-2 Preferred Stock and the Series D Preferred Stock into Common Stock following the Stockholder Approval will result in dilution of the existing holders of Common Stock. The rights, preferences, privileges and restrictions of the Series C-2 Preferred Stock and the Series D Preferred Stock, including with respect to dividends, voting, liquidation, conversion and protective provisions, are as set forth in the Series C-2 Certificate of Designation and the Series D Certificate of Designation, copies of which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 17, 2026, the Company filed each of the Series C-2 Certificate of Designation and the Series D Certificate of Designation with the Secretary of State of the State of Delaware. The Series C-2 Certificate of Designation designates 3,470 shares of the Company’s authorized preferred stock as Series C-2 Convertible Preferred Stock. The Series D Certificate of Designation designates 11,028 shares of the Company’s authorized preferred stock as Series D Convertible Preferred Stock.

The foregoing description of the Series C-2 Certificate of Designation and the Series D Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Series C-2 Certificate of Designation and the Series D Certificate of Designation, copies of which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C-2 Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on April 17, 2026.

3.2	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware on April 17, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2026

CATHETER PRECISION, INC.

	By:	/s/ Phillip Anderson
Phillip Anderson
Chief Financial Officer